UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2019

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01.	Other Events.

On August 15, 2019, UDR, Inc., a Maryland corporation (the “Company”), closed the underwritten public offering (the “Offering”) of 7,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Underwriting Agreement dated August 12, 2019, among the Company, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (the “Underwriters”), a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Underwriters purchased the Shares from the Company at a purchase price of $46.65 per share of Common Stock.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company has agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending 30 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriters.

Morrison & Foerster LLP, as counsel to the Company, has issued its opinion with respect to the legality of the Shares issued pursuant to the Underwriting Agreement, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 12, 2019, among the Company and the Underwriters.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

August 15, 2019	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)